(Logo of Williams & Webster, P.S.)


                              WILLIAMS & WEBSTER PS
                          CERTIFIED PUBLIC ACCOUNTANTS
                        BANK OF AMERICA FINANCIAL CENTER
                           W 601 RIVERSIDE, SUITE 1940
                                SPOKANE, WA 99201
                                 (509) 838-5111


Board of Directors
Ramex Synfuels International, Inc.
Spokane, Washington

We consent to the use of our review report dated September 6, 2000 on the Financial Statements of Ramex Synfuels International, Inc. as of July 31, 2000, for the filing with and attachment to the Form 10Q for the period ending
July 31, 2000.



/s/ Williams & Webster, P.S.


Williams & Webster, P.S.
Certified Public Accountants
Spokane,  Washington
September 15, 2000